EXHIBIT 99.1

3D Systems Reports Fourth Quarter and Full Year 2015 Financial Results

ROCK HILL, S.C., March 14, 2016 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today its financial results for the fourth quarter and full year ended December 31, 2015.

For the fourth quarter of 2015, the company reported revenue of $183.4 million, a decrease of 2% over the comparable quarter in 2014. The company reported a GAAP loss of $5.32 per share and non-GAAP earnings of $0.19 per share.

“While market conditions remain challenging and uncertain, timing of healthcare and industrial customer orders as well as contributions from acquisitions supported revenue during the quarter,” commented Andrew Johnson, Interim President & Chief Executive Officer and Chief Legal Officer, 3D Systems.

Gross profit margin for the fourth quarter of 2015 was 32.8%, primarily as a result of a $27.4 million charge related to inventory and purchase commitments in connection with the company’s end-of-life of the Cube 3D printer and shift away from consumer products. Excluding the negative impact of this charge, gross profit margin was 47.7%, a decrease of 20 basis points from the fourth quarter of 2014.

For the fourth quarter of 2015, cash operating expenses of $66.7 million remained flat sequentially. Total operating expenses for the quarter were $626.1 million, including a $537.2 million goodwill and intangibles impairment charge. Excluding the impairment charge, operating expenses were $88.9 million inclusive of $22.4 million of R&D expense and $66.5 million of SG&A expense.

The company reported a fourth quarter GAAP net loss of $596.4 million, or a $5.32 loss per share. The company reported non-GAAP income of $20.9 million, or $0.19 earnings per share.

The company generated $7.5 million of cash for operations during the quarter and used $3.1 million during the full year. The company had $155.6 million of cash on hand at the end of December.

For the full year 2015, revenue grew 2% to $666.2 million, resulting in a GAAP loss of $5.85 per share and non-GAAP earnings of $0.27 per share.

“We believe that by leveraging our domain expertise, partner and customer relationships and advanced technology we are well positioned to capitalize on meaningful opportunities in key verticals,” continued Johnson. “We are continuing an extensive and comprehensive review of our business and strategy and taking steps to better prioritize our resources and focus our investments.”

Q4 Conference Call and Webcast
The company expects to file its 2015 annual report on Form 10-K with the Securities and Exchange Commission on March 14, 2016. 3D Systems plans to hold a conference call and simultaneous webcast to discuss these results on Monday, March 14, 2016, at 8:30 a.m. Eastern Time.

Date: Monday, March 14, 2016
Time: 8:30 a.m. Eastern Time
Listen via Internet: www.3dsystems.com/investor
Participate via telephone:
Within the U.S.:  1-877-407-8291
Outside the U.S.:  1-201-689-8345

The recorded webcast will be available beginning approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company.  The factors described under the headings “Forward-Looking Statements,” “Cautionary Statements and Risk Factors,” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. 3D Systems undertakes no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

Presentation of Information in This Press release
To facilitate a better understanding of the impact that several strategic acquisitions had on its financial results, the company reported non-GAAP measures that adjust net income and earnings per share by excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, an arbitration award related to litigation, loss on conversion of notes and stock-based compensation expense. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems
3D Systems provides comprehensive 3D products and services, including 3D printers, print materials, on-demand manufacturing services and digital design tools. Its ecosystem supports advanced applications from the product design shop to the factory floor to the operating room. 3D Systems’ precision healthcare capabilities include simulation, Virtual Surgical Planning, and printing of medical and dental devices as well as patient-specific surgical instruments. As the originator of 3D printing and a shaper of future 3D solutions, 3D Systems has spent its 30 year history enabling professionals and companies to optimize their designs, transform their workflows, bring innovative products to market and drive new business models.

More information on the company is available at www.3dsystems.com

Tables Follow

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Operations and
Comprehensive Income (Loss)
Quarter and Year Ended December 31, 2015 and 2014

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2015	2014	2015	2014
Revenue:
Products	$115,973	$129,094	$408,119	$442,198
Services	67,390	58,344	258,044	211,454
Total revenue	183,363	187,438	666,163	653,652
Cost of sales:
Products	87,207	68,316	243,639	223,991
Services	35,996	29,356	130,715	112,227
Total cost of sales	123,203	97,672	374,354	336,218
Gross profit	60,160	89,766	291,809	317,434
Operating expenses:
Selling, general and administrative	66,542	63,026	303,784	215,724
Research and development	22,360	22,512	92,770	75,395
Impairment of goodwill and other intangible assets	537,179	—	537,179	—
Total operating expenses	626,081	85,538	933,733	291,119
Income (loss) from operations	(565,921)	4,228	(641,924)	26,315
Interest and other expense, net	9,000	2,449	13,029	8,928
Income (loss) before income taxes	(574,921)	1,779	(654,953)	17,387
Provision for income taxes	29,535	75	8,972	5,441
Net income (loss)	(604,456)	1,704	(663,925)	11,946
Less net income (loss) attributable to noncontrolling interests	(8,090)	153	(8,433)	309
Net income (loss) attributable to 3D Systems Corporation	$(596,366)	$1,551	$(655,492)	$11,637
Net income (loss) per share available to 3D Systems Corporation common stockholders — basic and diluted	$(5.32)	$0.01	$(5.85)	$0.11

Other comprehensive income (loss):
Pension adjustments, net of taxes	$62	$(1,271)	$338	$(1,135)
Foreign currency gain (loss)	1,603	(19,920)	(16,300)	(29,183)
Total other comprehensive income (loss)	1,665	(21,191)	(15,962)	(30,318)
Less foreign currency translation gain (loss) attributable to noncontrolling interests	1,768	(52)	(820)	(123)
Other comprehensive income (loss) attributable to 3D Systems Corporation	(103)	(21,139)	(15,142)	(30,195)

Comprehensive income (loss)	(602,791)	(19,487)	(679,887)	(18,372)
Less comprehensive income (loss) attributable to noncontrolling interests	(6,322)	101	(9,253)	186
Comprehensive income (loss) attributable to 3D Systems Corporation	$(596,469)	$(19,588)	$(670,634)	$(18,558)

3D Systems Corporation
Unaudited Condensed Consolidated Balance Sheets
December 31, 2015 and December 31, 2014

	December 31,	December 31,
(in thousands, except par value)	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$155,643	$284,862
Accounts receivable, net of reserves of $14,139 (2015) and $10,300 (2014)	157,406	168,441
Inventories, net of reserves of $28,225 (2015) and $6,675 (2014)	105,877	96,645
Prepaid expenses and other current assets	13,541	15,769
Current deferred income tax asset	—	14,973
Total current assets	432,467	580,690
Property and equipment, net	85,995	81,881
Intangible assets, net	157,466	251,561
Goodwill	187,875	589,537
Long term deferred income tax asset	3,216	816
Other assets, net	26,256	25,825
Total assets	$893,275	$1,530,310
LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt and capitalized lease obligations	$529	$684
Accounts payable	46,869	64,378
Accrued and other liabilities	54,699	43,554
Customer deposits	8,229	6,946
Deferred revenue	35,145	32,264
Total current liabilities	145,471	147,826
Long term portion of capitalized lease obligations	8,187	8,905
Long term deferred income tax liability	17,944	30,679
Other liabilities	58,155	39,903
Total liabilities	229,757	227,313
Redeemable noncontrolling interests	8,872	8,872

Stockholders’ equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 113,115 (2015) and 112,233 (2014)	113	112
Additional paid-in capital	1,279,738	1,245,462
Treasury stock, at cost: 892 shares (2015) and 709 shares (2014)	(1,026)	(374)
Accumulated earnings (deficit)	(583,368)	72,124
Accumulated other comprehensive loss	(39,548)	(24,406)
Total 3D Systems Corporation stockholders' equity	655,909	1,292,918
Noncontrolling interests	(1,263)	1,207
Total stockholders’ equity	654,646	1,294,125
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$893,275	$1,530,310

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
Year Ended December 31, 2015 and 2014

	Year Ended December 31,
(in thousands)	2015	2014
Cash flows from operating activities:
Net income (loss)	$(663,925)	$11,946
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Benefit of deferred income taxes	(2,875)	(24,555)
Depreciation and amortization	83,069	55,188
Provision for litigation award	11,282	—
Impairment of goodwill, other intangible assets and investments	544,611	—
Non-cash interest on convertible notes	—	224
Provision for bad debts	3,766	8,699
Provision for inventory obsolescence and revaluation	21,550	2,334
Stock-based compensation	34,733	32,793
(Gain) loss on the disposition of property and equipment	(43)	(227)
Loss on conversion of convertible debt	—	1,806
Changes in operating accounts:
Accounts receivable	20,890	(55,977)
Inventories	(31,241)	(33,088)
Prepaid expenses and other current assets	2,197	(9,235)
Accounts payable	(18,904)	23,482
Accrued and other liabilities	624	15,406
Customer deposits	1,466	1,921
Deferred revenue	(576)	8,686
Other operating assets and liabilities	(9,752)	11,708
Net cash provided by (used in) operating activities	(3,128)	51,111
Cash flows from investing activities:
Purchases of property and equipment	(22,399)	(22,727)
Additions to license and patent costs	(907)	(753)
Cash paid for acquisitions, net of cash assumed	(91,799)	(345,361)
Other investing activities	(5,750)	(6,600)
Net cash used in investing activities	(120,855)	(375,441)
Cash flows from financing activities:
Tax benefits (provision) from share-based payment arrangements	(1,243)	7,653
Proceeds from issuance of common stock	—	299,729
Proceeds from exercise of restricted stock, net	135	1,896
Repayment of capital lease obligations	(1,049)	(696)
Net cash provided by (used in) financing activities	(2,157)	308,582
Effect of exchange rate changes on cash	(3,079)	(5,706)
Net increase (decrease) in cash and cash equivalents	(129,219)	(21,454)
Cash and cash equivalents at the beginning of the period	284,862	306,316
Cash and cash equivalents at the end of the period	$155,643	$284,862

3D Systems Corporation
Schedule 1
Earnings (Loss) Per Share
Year Ended December 31, 2015 and 2014

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2015	2014	2015	2014
Numerator for basic and diluted net earnings per share:
Net income (loss) attributable to 3D Systems Corporation	$(596,366)	$1,551	$(655,492)	$11,637

Denominator for basic and diluted net earnings per share:
Weighted average shares	112,115	111,287	111,969	108,023

Earnings (loss) per share, basic and diluted	$(5.32)	$0.01	$(5.85)	$0.11

Restricted stock units excluded from diluted earnings per share calculation(a)	88	—	270	—

(a) Average outstanding diluted earnings (loss) per share calculation excludes restricted stock units since the effect of their inclusion would have been anti-dilutive.

3D Systems Corporation
Schedule 2
Unaudited Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income
Quarter and Year Ended December 31, 2015 and 2014

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2015	2014	2015	2014
GAAP net income (loss) attributable to 3D Systems Corporation	$(596,366)	$1,551	$(655,492)	$11,637
Cost of sales adjustments:
Amortization of intangibles	71	72	303	281
Charges related to shift away from consumer products and services — cash	8,771	—	8,771	—
Charges related to shift away from consumer products and services — non-cash	18,619	—	18,619	—
Operating expense adjustments:
Amortization of intangibles	13,155	10,892	60,763	39,193
Acquisition and severance expenses	3,409	3,158	9,274	7,994
Impairment of goodwill and other intangible assets	537,179	—	537,179	—
Non-cash stock-based compensation expense	5,883	9,055	34,733	32,793
Arbitration award	—	—	11,282	—
Interest and other expense adjustments:
Non-cash interest expense	—	—	—	225
Loss on convertible notes	—	—	—	1,806
Tax effect (a)	30,160	(971)	4,578	(18,810)
Non-GAAP net income	$20,881	$23,757	$30,010	$75,119

Non-GAAP basic and diluted earnings per share	$0.19	$0.21	$0.27	$0.70
(a) tax effect is calculated quarterly, based on the actual tax rate for each quarter.

Investor Contact: Stacey Witten
Email: Investor.relations@3dsystems.com

Media Contact:  Timothy Miller
Email: Press@3dsystems.com